                                                                    EXHIBIT 99.1


                                                                     newsrelease
--------------------------------------------------------------------------------
                           CTS CORPORATION Elkhart, Indiana 46514 (574) 293-7511



                                                                January 28, 2005
FOR RELEASE:  Immediately

                        CTS ANNOUNCES EXCHANGE RATIO FOR

                    ACQUISITION OF SMTEK INTERNATIONAL, INC.


Elkhart, IN. -- January 28, 2005 -- CTS Corporation (NYSE: CTS) and SMTEK International, Inc. (The Nasdaq SmallCap Market: SMTI) today announced that the exchange ratio, or the number of shares of CTS common stock to be exchanged for each share of SMTEK common stock held by SMTEK stockholders in connection with CTS' acquisition of SMTEK, would be .2913. The exchange ratio was determined by dividing $3.5309, the value of the stock component of the merger consideration, by the volume weighted average price of CTS common stock for the 20 consecutive trading days in the period ending on the trading day immediately prior to the closing date for the merger, assuming that the acquisition is consummated on January 31, 2005, as presently contemplated.

In accordance with the terms of the merger agreement, SMTEK stockholders will receive $10.725 in cash, without interest, and .2913 shares of CTS common stock for each share of SMTEK common stock they hold.



ABOUT CTS:

CTS is a leading designer and manufacturer of electronic components and sensors, and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer and communications markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the CTS Web site at www.ctscorp.com.

ABOUT SMTEK:
SMTEK is an electronics manufacturing services (EMS) provider serving original equipment manufacturers (OEMs) in the medical, industrial instrumentation, telecommunications, security, financial services automation, aerospace and defense industries with integrated solutions ranging from design to end-of-life services. SMTEK's four facilities are located in Moorpark and Santa Clara, California; Marlborough, Massachusetts; and in Bangkok, Thailand.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the anticipated closing date for the proposed acquisition of SMTEK and the expected exchange ratio, assuming the consummation of the acquisition on January 31, 2005. These statements are based on our respective managements' current expectations, certain assumptions and currently available information. There are a number of risks and uncertainties that could cause actual results to differ materially from those presented. For example, we may be unable to obtain SMTEK stockholder approval required for the merger or the other conditions to the completion of the merger may not be met.

The companies undertake no obligation to publicly update their forward-looking statements, whether as a result of market or industry changes, new information, or future events.

ADDITIONAL INFORMATION

CTS has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a proxy statement and a prospectus and other relevant documents in connection with the proposed transaction. In addition, CTS has published and made available to stockholders of SMTEK and filed with the Securities and Exchange Commission, a prospectus. Investors and security holders are urged to carefully read the prospectus regarding the acquisition because it contains important information on which to exclusively base their investment decision. Investors and security holders of SMTEK are urged to read the proxy statement and prospectus and other relevant materials because they contain important information about CTS and SMTEK and the proposed transaction. Investors and security holders may obtain a free copy of these materials and other documents filed with the Securities and Exchange Commission at the SEC's Web site at www.sec.gov. Investors and security holders may also obtain copies of these materials from CTS free of charge by requesting them from CTS at the following address and telephone number: CTS Corporation, Attention: Investor Relations, 905 West Boulevard North, Elkhart, Indiana, 46514, phone (574) 293-7511. CTS and SMTEK and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from SMTEK stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction is included in the proxy statement and prospectus.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Contact: Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or Mitchell J. Walorski, Director of Investor Relations CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514 Telephone (574) 293-7511 FAX (574) 293-6146
          www.ctscorp.com